Exhibit 99.1

GW READER SDN BHD

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

GW Reader Sdn Bhd

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GW Reader Sdn Bhd (the “Company”) as of July 31, 2024 and July 31, 2023 and the related statements of operations and comprehensive loss, of changes in stockholders’ equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of July 31, 2024 and July 31, 2023 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses in its business operations. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pan-China Singapore PAC (6255)

Singapore

We served as auditors since 2024

2 January 2025

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GW READER SDN BHD

BALANCE SHEETS

AS OF JULY 31, 2024 AND 2023

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of July 31, 2024	As of July 31, 2023
	(Audited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$9,063	$23,864
Accounts receivable, net	1,434	18,391
Prepayment	26	13,739

Total current assets	10,523	55,994

Non-current asset:
Intangible assets, net	4,048	10,224
Total non-current asset	4,048	10,224

TOTAL ASSETS	$14,571	$66,218

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other payable and accrued liabilities	$4,769	$3,805
Deferred revenue	44,090	8,272
Income tax payable	12,400	12,527
Total current liabilities	61,259	24,604

Non-current liability:
Amount due to directors	$221,066	$55,029
Total non-current liability	221,066	55,029

TOTAL LIABILITIES	282,325	79,633

STOCKHOLDERS’ EQUITY

Stockholders’ equity:
Common Stock, MYR1 par value; 2 shares issued and outstanding as of July 31, 2024 and 2023, respectively	1	1
Accumulated other comprehensive loss	(4,849)	380
Accumulated deficit	(262,906)	(13,796)

Total stockholders’ equity	(267,754)	(13,415)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,571	$66,218

See accompanying notes to the financial statements.

F-3

GW READER SDN BHD

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED JULY 31, 2024 AND 2023

(Expressed in U.S. Dollars)

	For the Years Ended July 31,
	2024	2023
	(Audited)	(Audited)
REVENUE	$102,316	$59,629

COST OF SERVICE	(14,184)	(8,399)

GROSS PROFIT	88,132	51,230

GENERAL AND ADMINISTRATIVE EXPENSES	(337,242)	(47,638)

(LOSS) PROFIT FROM OPERATIONS	(249,110)	3,592

OTHER INCOME	-	-

(LOSS) PROFIT FROM OPERATIONS BEFORE INCOME TAX	(249,110)	3,592

INCOME TAX EXPENSES	-	(12,621)

NET LOSS	(249,110)	(9,029)

OTHER COMPREHENSIVE (LOSS) INCOME	(5,229)	166

TOTAL COMPREHENSIVE LOSS	$(254,339)	$(8,863)

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	2	2

See accompanying notes to the financial statements.

F-4

GW READER SDN BHD

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JULY 31, 2024 AND 2023

(Expressed in U.S. Dollars)

	Common Stock		Additional	Accumulated Other		Total
	Number of Shares	Amount	Paid-in Capital	Comprehensive Income	Accumulated Deficit	Stockholders’ Equity
Balance as of July 31, 2022	1	$1	$-	$214	$(4,767)	$(4,552)
Common stock issued for cash	1	-	-	-	-	-
Foreign currency translation	-	-	-	166	-	166
Net loss	-	-	-	-	(9,029)	(9,029)
Balance as of July 31, 2023	2	1	-	380	(13,796)	(13,415)

Foreign currency translation	-	-	-	(5,229)	-	(5,229)
Net loss	-	-	-	-	(249,110)	(249,110)
Balance as of July 31, 2024	2	$1	$-	$(4,849)	$(262,906)	$(267,754)

See accompanying notes to the financial statements.

F-5

GW READER SDN BHD

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JULY 31, 2024 AND 2023

(Expressed in U.S. Dollars)

	Year ended July 31, 2024	Year ended July 31, 2023
	(Audited)	(Audited)
Cash flows from operating activities:
Net (loss)/profit	$(249,110)	$3,592
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	5,944	6,181
Changes in operating assets and liabilities:
Accounts receivable	16,957	(16,788)
Prepayment	13,713	(13,712)
Other payable and accrued liabilities	964	152
Deferred revenue	35,818	8,196
Net cash used in operating activities	(175,714)	(12,379)

Cash flow from financing activity:
Advance from director	166,037	28,065
Net cash generated from financing activity	166,037	28,065

Effect of exchange rate changes in cash and cash equivalents	(5,124)	389
Net (decrease)/increase in cash and cash equivalents	(14,801)	16,075
Cash and cash equivalents, beginning of year	23,864	7,789

Cash and cash equivalents, end of year	$9,063	$23,864

Supplemental disclosure of cash flow information:
Income taxes paid	$-	$-

See accompanying notes to the financial statements.

F-6

GW READER SDN BHD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2024 AND 2023

(Expressed in U.S. Dollars)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business

GW Reader Sdn. Bhd. (“GW Reader”), established on October 30, 2020, is a digital publishing company that specializes in serialized storytelling for a global audience. The company develops and distributes original content through its proprietary mobile application and website, offering fiction across popular genres such as romance, fantasy, action, and translated works.

GW Reader aims to provide engaging, high-quality narratives tailored to young adults and romance enthusiasts. Its business model operates on the “pay-per-chapter” system, where users purchase tokens which are then used to unlock individual episodes of serialized novels. This microtransaction-based model allows readers to pay only for the content they access, providing flexibility and value while supporting ongoing content development.

In the global online fiction market, GW Reader combines in-house creative talent with a user-centric digital platform to create a scalable ecosystem that connects authors and readers worldwide. The platform is designed to offer an accessible and enjoyable reading experience, while enabling efficient monetization through its token-based system.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The accompanying financial statements have been prepared on a going concern basis, which assumes the Company will be able to continue as a going-concern and contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended July 31, 2024 the Company incurred a net loss of $249,110, had a working capital deficiency of $50,736 and a net stockholders’ equity deficiency of $267,754. The continuation as a going concern is dependent upon is dependent on the financial support of the shareholder, director and on the Company returning to profitability and achieving cash inflows to sustain their operations to meet its obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

F-7

Basis of presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of estimates

In preparing financial statements in conformity with GAAP, we are required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

The Company primarily generates revenue through its platform by providing users with access to Paid Content.

Paid Content revenue is recognized when the Company provides services that provide content to users through the platform. Content provided by the platform includes web-novels, and e-books.

We have an obligation to upload and maintain content on the platform by contracting with creators to make the content available to our customers. On most of our offering, customers purchase access to content by first purchasing a virtual currency in the form of Coins then redeeming such virtual currency for access to particular content.

For the majority of transactions, we have determined that we are the principal for services provided to users and recognize revenue gross of commissions payable to the creators. Key considerations in this determination include the Company’s ability to control access to, monetization of, and promotion of the content, as well as its responsibility for resolution of end user inquiries and complaints and its ability to establish the price of the content on the platform.

The period of time the user can view the content varies depending on the platform and the terms of the arrangement with the user. We recognize Paid Content revenue base on the usage of Coins by the users and this provides a reasonable depiction of the transfer of services.

Deferred Revenue

Deferred revenue is recorded when the Company entered into a contract with a customer and cash payments are received or due prior to transfer of control or satisfaction of the related performance obligation.

Cost of revenue

In accordance with ASC 340-40 and ASC 605, the Company recognizes cost of revenue as those costs directly attributable to the delivery of its services and the generation of revenue.

The Company’s cost of revenue primarily consists of service charges imposed by a third-party collection company that processes and remits customer payments. These charges are deducted from gross collections and are recognized in the period in which the related revenue is earned.

Cost of revenue does not include indirect costs such as general administrative expenses, advertising and marketing-related costs.

Credit losses

The Company adopted ASU 2016-13 Financial Instruments — Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments, which replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. The measurement of expected credit losses under CECL is applicable to financial assets measured at amortized cost, including accounts receivable. After the Company’s assessment of CECL for the accounts receivable at July 31, 2024 and July 31, 2023 there were no allowances for credit losses.

F-8

Cash, cash equivalents

Cash is carried at cost and represent cash on hand, time deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. Cash equivalents consist of funds received from customer, which funds were held at the third-party platform’s fund account, and which are unrestricted and immediately available for withdrawal and use.

Intangible assets, net

The Company’s acquired intangible assets with definite useful lives only consist of mobile applications and website development. The Company amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. The Company typically amortizes its mobile applications and website development with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated economic lives, which is determined to be three years.

Income taxes

The Company accounts for income taxes using the asset and liability method, whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are anticipated to be recovered or settled.

A valuation allowance is established, if necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized. The need for a valuation allowance is evaluated periodically, taking into consideration the Company’s historical and projected taxable income, as well as the expiration dates of tax loss carryforwards and other relevant factors.

The Company operates solely in Malaysia and is subject to income tax in Malaysia. The Company files income tax returns with the Malaysian tax authority, which may be subject to examination. Any interest and penalties related to income tax matters are recognized in income tax expense as incurred.

F-9

Fair value measurements

The Company follows the guidance of ASC 820-10, “Fair Value Measurements and Disclosures”, with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company believes the carrying amount reported in the balance sheet for cash, cash equivalents, restricted cash, prepaid expenses, accounts payable and accrued liabilities, deferred revenue and due to officer, approximate their fair values because of the short-term nature of these financial instruments.

Foreign currency translation

The Company’s functional currency is the Malaysian Ringgit (“MYR”), which is the currency of the primary economic environment in which the Company operates. However, the financial statements are presented in United States Dollars (“US$” or “USD”), which is the reporting currency of the Company for the purpose of compliance with the requirements of the U.S. Securities and Exchange Commission.

Assets and liabilities are translated from MYR into US$ at the exchange rate in effect on the balance sheet date. Income and expense items are translated at the average exchange rates prevailing during the reporting period. Equity transactions are translated at the historical exchange rates at the date of the transaction.

Translation adjustments resulting from the translation of the Company’s financial statements from its functional currency into the reporting currency are recorded as a component of accumulated other comprehensive income or loss within stockholders’ equity.

Foreign currency transaction gains and losses, arising from transactions denominated in currencies other than the functional currency, are included in the determination of net income.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the year ended July 31, 2024	As of and for the year ended July 31, 2023
Period-end MYR$ : US$1 exchange rate	4.60	4.55
Period-average MYR$ : US$1 exchange rate	4.69	4.52

Net (loss) income per share

The Company calculates net (loss) income per share in accordance with ASC Topic 260, “Earnings per Share.” Basic (loss) income per share is computed by dividing the net (loss) income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic (loss) income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

At July 31, 2024 and 2023, the Company has no potentially dilutive securities, such as options or warrants, outstanding.

Related Parties

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the followings: a) affiliate, a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) principle owner, the owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent company and its subsidiaries; f) other parties that has ability to significant influence the management or operating policies of the entity.

F-10

Recent accounting pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures to improve annual income tax disclosure requirements, primarily to (1) disclose specific categories in the rate reconciliation (2) provide additional information for reconciling items that meet a quantitative threshold, and (3) enhance cash tax payment disclosures. This ASU, which can be applied either prospectively or retrospectively, is effective for annual periods beginning after December 15, 2024, with early adoption permitted.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This guidance will be effective for the Company for the annual report for the fiscal year ending April 26, 2025 and subsequent interim periods. Early adoption is permitted, and retrospective adoption is required for all prior periods presented.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

As of July 31, 2024 and 2023, accounts receivable, net consist of following:

	As of July 31, 2024	As of July 31, 2023
Accounts receivable, net	$1,434	$18,391
Total accounts receivable, net	$1,434	$18,391

NOTE 4 - PREPAYMENT

As of July 31, 2024 and 2023, prepayment consist of following:

	As of July 31, 2024	As of July 31, 2023
Subscription fee	$-	$13,712
Other prepayment	26	27
Total prepayment	$26	$13,739

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NOTE 5 – INTANGIBLE ASSETS, NET

As of July 31, 2024 and 2023, intangible assets, net consist of following:

	As of July 31, 2024	As of July 31, 2023
Mobile applications and website development	$18,217	$18,403
Less: accumulated amortization	(14,169)	(8,179)
Total intangible assets, net	$4,048	$10,224

NOTE 6 - AMOUNT DUE TO DIRECTORS

As of July 31, 2024 and 2023, amount due to directors consist of following:

	As of July 31, 2024	As of July 31, 2023
Amount due to directors	$221,066	$55,029

As of July 31, 2024 and 2023, the directors of the Company advanced $221,066 and $55,029 respectively to the Company. These advances are unsecured and non-interest bearing.

On September 3, 2024, Mr. Hong Zhida resigned as a director of the Company and subsequently assigned his debts to Mr. Seah Chia Yee on January 1, 2025. Mr. Seah Chia Yee has confirmed that repayment of the outstanding balance will not be demanded within twelve months from the date of these audited financial statements.

NOTE 7 - OTHER PAYABLE AND ACCRUED LIABILITIES

As of July 31, 2024 and 2023, other payable and accrued liabilities consist of following:

	As of July 31, 2024	As of July 31, 2023
Accrued expenses	$4,769	3,805
Total other payable and accrued liabilities	$4,769	$3,805

NOTE 8 - SHAREHOLDERS’ EQUITY

As of July 31, 2023 and 2024, the Company had 2 ordinary shares issued and outstanding at a par value of MYR 1 per share, representing total share capital of MYR 2.

On April 5, 2023, the Company issued 1 additional ordinary share at par value of MYR 1, which was fully paid in cash by the shareholder. Prior to this issuance, the Company had 1 ordinary share issued and outstanding.

NOTE 9 - INCOME TAXES

The (loss) income from operation before income tax of the Company for the years ended July 31, 2024 and 2023 were comprised of the following:

	For the years ended July 31
	2024	2023
Current tax expenses
– Local	$-	$12,621

Reconciliation of effective tax rate

(Loss) income before income taxes	$(249,110)	$3,592

Tax calculated using Malaysia tax rate of 24% (2023: 24%)	(59,786)	862
Adjustment:
Non-deductible expenses	-	11,759
	(59,786)	12,621

Malaysia

The Company is governed by the income tax laws of Malaysia and the income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Income Tax Act of Malaysia, enterprises that incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. As of July 31, 2024, the operations in the Malaysia incurred $249,110 of cumulative net operating losses which can be carried forward for a maximum period of ten consecutive years to offset future taxable income.

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $59,786 as of July 31, 2024.

F-12

NOTE 10 - CONCENTRATION OF RISK

Customer Concentration

For the years ended July 31, 2024 and 2023, no customer accounted for 10.0% or more of the Company’s total revenues.

The Company distributes its products primarily through third-party platforms (the “Platforms”), which process customer payments on the Company’s behalf. These Platforms collect payments directly from end users and remit the net amounts to the Company on a periodic basis after deducting applicable platform service fees.

As of July 31, 2024, the Company had an outstanding receivable balance of $1,434, representing 100% of total accounts receivable, due from Platform A.

As of July 31, 2023, the Company had outstanding receivable balances of $18,264, or approximately 99.3%, due from Platform A, and $127, or approximately 0.7%, due from Platform B.

Although the Company does not have customer concentration based on revenue, it is subject to collection risk concentrated in a limited number of third-party Platforms. Any delay, disruption, or failure in remittance by these Platforms could adversely affect the Company’s liquidity and financial condition.

Vendor Concentration

For the year ended July 31, 2024, the Company’s total cost of service was approximately $14,184, of which Vendor A accounted for approximately $12,987 or 91.6%, Vendor B accounted for approximately $600 or 4.2%, and Vendor C accounted for approximately $597 or 4.2%.

For the year ended July 31, 2023, the Company’s total cost of service was approximately $8,399, of which Vendor A accounted for approximately $8,300 or 98.8%, Vendor B accounted for approximately $6 or 0.1%, and Vendor C accounted for approximately $93 or 1.1%.

As of July 31, 2024 and 2023, the Company did not have any outstanding accounts payable balances to these vendors. Despite the absence of outstanding payables, the Company remains operationally dependent on a limited number of key vendors, and the loss or interruption of services provided by any of these vendors could have a material adverse effect on the Company’s business operations and financial performance.

Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of MYR converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

NOTE 11 - SUBSEQUENT EVENT

Subsequent to the reporting period and prior to the issuance of these audited financial statements, a series of corporate restructuring transactions and other significant event occurred involving changes in the ownership structure of the Group. These transactions were undertaken to consolidate the entities under a unified holding structure in preparation for a group-level acquisition. The restructuring and acquisition are summarized as follows:

1. Acquisition of GW Reader Sdn. Bhd. by Willing Read Culture Technology Co., Limited

On October 17, 2024, Willing Read Culture Technology Co., Limited, a company incorporated in Hong Kong, acquired 100% of the issued share capital of GW Reader Sdn. Bhd., a private limited company incorporated in Malaysia, from Mr. Seah Chia Yee for a total cash consideration of MYR 2. As a result, GW Reader Sdn. Bhd. became a wholly-owned subsidiary of Willing Read Culture Technology Co., Limited.

2. Acquisition of GW Reader Holding Limited by Guang Wen Global Group Limited

On October 29, 2024, Guang Wen Global Group Limited, a company incorporated in the British Virgin Islands, acquired 100% of the issued share capital of GW Reader Holding Limited, a Cayman Islands exempted company, from Ms. Huang Jia for a total cash consideration of USD 50,000.

3. Acquisition of Willing Read Culture Technology Co., Limited by GW Reader Holding Limited

On November 27, 2024, GW Reader Holding Limited acquired 100% of the issued share capital of Willing Read Culture Technology Co., Limited for a total cash consideration of HKD 10,000. As a result, GW Reader Sdn. Bhd. became an indirect wholly-owned subsidiary of GW Reader Holding Limited.

4. Debt Assignment Agreement

On January 1, 2025, the former shareholder and director of the Company, Mr. Hong Zhida, entered into a Debt Assignment Agreement, whereby he assigned to Mr. Seah Chia Yee, a director of the Company, all outstanding debt owed to him by the Company as of that date, amounting to MYR 969,372.16. Following this agreement, the Company’s liability previously due to Mr. Hong Zhida was legally transferred to Mr. Seah Chia Yee.

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